May 1, 1998

PFL Life Insurance Company
4333 Edgewood Raod NE
Cedar Rapids, Iowa 52499

     Re:  Indemnification Agreement - Evergreen Variable Annuity Trust

Gentlemen:

     This letter constitutes our agreement to indemnify you with respect to certain representations and warranties made by Evergreen Variable Annuity Trust (the "Trust) in a Participation Agreementdated May 1, 1998 between you and the Trust (the "Agreement").

     Pursuant to Sections 3.6 and 3.7 of the Agreement, the Trust represents and warrants, amonther things, that it intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1996, as amended (the "Code"), and to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Trust will comply with Section 817(h) of the Code and all regulations issued hereunder.

     We hereby agree to indemnify PFL Life Insurance Comapny (the "Company") and each person who controls or is affiliated with the Company (within the meaning of such terms under the federal securities laws), and any officer, director, employee or agent of the Company, against any and all losses, claims, damages or liabilities, joint or several, including any investigative, legal and other expenses reasonably incurred in connection with and any amounts paid (with our consent) in settlement of, any action, suit or proceeding or any claim asserted, to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damaes, liabilities or settlements arise out of:

     (i) the Trust's failure to qualify and/or continue to qualify as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision); or

     (ii) The Trust's failure to comply with Section 817(h) of the Code and the regulations issued thereunder.

     You shall not be entitled to indemnification oif such loss, claim, damage, or liability is due to your willfull misfeasance, bad faith, gross negligenceor reckless disregard of duty. The indemnification procedures set forth in Sections 5.4 and 5.5 of the Agreement shall apply to any actions for which we are indemnifying you in this letter.

                                        Sincerely yours,


FIRST UNION NATIONAL BANK               EVERGREEN ASSET MANAGEMENT CORP.

By: /s/ David C. Francis                By: /s/ Nola Maddox Falcone
    ---------------------                  -------------------------
Name:   David C. Francis                Name:  Nola Maddox Falcone
Title:  Senior Vice President           Title: President


KEYSTONE INVESTMENT MANAGEMENT COMPANY

By: /s/ Albert H. Elfner
   ----------------------
Name:  Albert H. Elfner
Title: President


Accepted by:

PFL LIFE INSURANCE COMPANY

By: /s/ William Busler
   -----------------------------
Name:  William Busler
Title: President

                       EVERGREEN VARIABLE  ANNUITY TRUST
                           PARTICIPATION AGREEMENT

     THIS AGREEMENT is made this 1st day of May, 1998 between EVERGREEN VARIABLE ANNUITY TRUST, an open-end management investment company organized as a Delaware business trust (the "Trust"), and PFL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Iowa (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                      W I T N E S S E T H:

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the offer and sale of its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate account exemptions from the provisions of section 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and nonaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Trust Exemptive Order"); and

     WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and

     WHEREAS, the Company has registered or will register certain Accounts as unit investment trusts under the 1940 Act; and

     WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
                            ARTICLE I

                      Sale of Trust Shares

     1.1. The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary and in the best interest of the shareholders of such Portfolio.

     1.2. The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.3. For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the close of the regular trading session of the New York Stock Exchange and (ii) the Trust receives notice of such orders by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asst value pursuant to the rules of the Securities and Exchange Commission.

     1.4.  Purchase  orders that are transmitted to the Trust in accordance with
Section 1.3 shall be paid for on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

     1.5. The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.6. The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time.

     1.7. The Trust agrees that it shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Trust Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that the Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

     1.8. The Trust agrees that all participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.9 and Article IV of this Agreement.



                           ARTICLE II

                   Obligations of the Parties

     2.1. The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1. and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 The Trust shall provide or cause to be provided to the Company with as many printed copies of the Trust's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust shall provide camera-ready film containing the Trust's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Trust is amended during the year) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document, and to have the statement of additional information for the Trust and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Trust's prospectus and/or statement of additional information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Trust's prospectus, the Trust will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Trust's per unit cost of typesetting and printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's statement of additional information.
     The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.

     2.3 The Trust's prospectus shall state that the statement of additional information for the Trust is available from the Trust or the Company (or in the Trust's discretion, the Prospectus shall state that such statement is available from the Trust).

     2.4 The Trust, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in
Section 2.2) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

     2.5. The Company agrees and acknowledges that one of the Trust's advisers, Evergreen Asset Management Corp. ("Evergreen Asset"), is the sole owner of the name and mark "Evergreen" and that all use of any designation comprised in whole or in part of "Evergreen" (an "Evergreen Mark") under this Agreement shall inure to the benefit of Evergreen Asset. Except as provided in Section 2.6., the Company shall not use any Evergreen Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Evergreen Asset. Upon termination of this Agreement for any reason, the Company shall cease all use of any Evergreen Asset Mark(s) as soon as reasonably practicable; provided, however, that as long as any Contracts are invested in a portfolio, the Endeavor Mark may be used in connection with the provision of historical information on the Contracts.

     2.6. The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment advisers are named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material including private placement memoranda, in which the Trust or its investment advisers are named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.7. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment advisers in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.8. The Trust shall furnish or cause to be furnished, to the Company or its designee, a copy of each Trust prospectus or statement of additional information in which the Company or the Accounts are named prior to the filing of such document with the Securities and Exchange Commission. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or the Accounts are named, at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     2.9. The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or private placement memorandum for the Contracts (as such registration statement, prospectus or private placement memorandum may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.10. So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policy owners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculated voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policy owners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.



                           ARTICLE III

                 Representations and Warranties

     3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Iowa and that it has legally and validly established each Account as a segregated asset account under such law on the dates set forth in Schedule A.

     3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

     3.5. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust is registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

     3.6 The Trust represents that it intends to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     3.7. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code and the rules and regulations thereunder. The Trust shall provide the Company, or cause to be provided, a letter from the appropriate officer within ten Business Days following the end of each calendar quarter of the Trust, certifying the Trust's compliance during that calendar quarter with the diversification requirements and qualification as a regulated investment company, including a detailed listing of individual securities held by each Portfolio of the Trust. In the event of a breach of this Section 3.7 by the Trust, it will take all reasonable steps (a) to immediately notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 817-5.



                           ARTICLE IV

                       Potential Conflicts

     4.1. The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

     4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Trust Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

     4.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that an irreconcilable material conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a difference investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4. If an irreconcilable material conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5. If any irreconcilable material conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it had determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6. For purposes of Section 4.3. through 4.6. of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if any offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such irreconcilable material conflict as determined by a majority of the disinterested Trustees.

     4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Trust Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

     4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(l) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Trust Exemptive Order) on terms and conditions materially different from those contained in the Shared Trust Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(l), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                            ARTICLE V

                         Indemnification

     5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or private placement memorandum for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article
V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2.(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     5.2. Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

     (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

     5.3. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1. or 5.2., as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     5.4. Neither the Company nor the Trust shall be liable under the indemnification provisions of Section 5.1. or 5.2., as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim which shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party int he absence of Sections 5.1. and 5.2.

     5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                           ARTICLE VI

                           Termination

     6.1. This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by six (6) months' advance written notice delivered to the other party; or

     (b) termination by the Company by written notice to the Trust with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to the Trust with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Company by written notice to the Trust with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or any independent or resulting failure under Section 817 of the Code, or under any successor or similar provision of either, or if the Company reasonably believes that the Trust may fail to so qualify; or

     (e) termination by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have an adverse impact upon the business and operations of the Trust; but no such termination shall be effective under this subsection (e) until the Company has been afforded a reasonable opportunity to respond to a statement by the Trust concerning the reason for notice of termination hereunder; or

     (f) termination by the Company by written notice to the Trust if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or an investment adviser to the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and such material adverse change or material adverse publicity will have an adverse impact upon the business and operations of the Company; but no such termination shall be effective under this subsection (f) until the Trust has been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder.

     6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in
Section 2.2.

     6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.9 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.




                           ARTICLE VII

                             Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Evergreen Variable Annuity Trust
200 Berkeley Street
Boston, Massachusetts  02116
Attention:  Legal Department

If to the Company:

PFL Life Insurance Company
Financial Markets Division
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499-0001
Attention: FMD Legal Department

                          ARTICLE VIII

                          Miscellaneous

     8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4.  This  Agreement   shall  be  construed  and  the  provisions   hereof
interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     8.5. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising directly or indirectly under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7. The rights, remedies and obligations contained int his Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

PFL LIFE INSURANCE COMPANY         EVERGREEN VARIABLE ANNUITY TRUST


By: /s/ William Busler             By: /s/ D'Ray Moore
Name:  William Busler              Name:  D'Ray Moore
Title:  President                  Title: Secretary




                           SCHEDULE A

                ACCOUNTS, POLICIES AND PORTFOLIOS
             SUBJECT TO THE PARTICIPATION AGREEMENT




 Name of Separate Account      Policies Funded by       Portfolios Applicable to
and Date of Established by      Separate Account               Policies
   Board of Directors

 PFL Retirement Builder       PFL Life Insurance        Evergreen VA Fund
Variable Annusity Account    Company Policy Form    Evergreen VA Foundation Fund
     March 29, 1998          No. AV288-101-95-796   Evergreen VA Growth & Income
                             (including successor              Fund
                              forms, addenda and
                              endorsements - may
                              vary by state under
                               marketing names:
                              "Retirement Income
                               Builder Variable
                                   Annuity"